As filed with the Securities and Exchange Commission on February 29, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KITE PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1524986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Colorado Avenue Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full titles of the plans)

Arie Belldegrun, M.D.

President and Chief Executive Officer

Kite Pharma, Inc.

2225 Colorado Avenue

Santa Monica, CA 90404

(310) 824-9999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair, Esq. Cooley LLP 1333 2nd Street, Suite 400 Santa Monica, CA 90401 (310) 883-6400	Cynthia M. Butitta Chief Operating Officer and Chief Financial Officer Kite Pharma , Inc. 2225 Colorado Avenue Santa Monica, CA 90404 (310) 824-9999

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2014 Equity Incentive Plan Common Stock, $0.001 par value per share	2,488,153 shares(2)	$45.59(3)	$113,422,454.51(3)	$11,421.64
2014 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	497,630 shares(4)	$45.59(3)	$22,684,463.55(3)	$2,284.33

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) on January 1, 2016 pursuant to an “evergreen” provision in the 2014 Plan. Pursuant to such provision, on January 1 of each year, commencing on January 1, 2015 and ending on January 1, 2024, the number of shares authorized for issuance under the 2014 Plan is automatically increased by a number equal to: (a) 5% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s board of directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) for the applicable year.
(3)	This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based on the average of the high and low prices of the Common Stock as reported on The NASDAQ Global Select Market on February 25, 2016.
(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”) on January 1, 2016 pursuant to an “evergreen” provision in the 2014 ESPP. Pursuant to such provision, on January 1 of each year, commencing on January 1, 2015 and ending on January 1, 2024, the number of shares authorized for issuance under the 2014 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 720,000 shares; or (c) such lesser number of shares of Common Stock as is determined by the Board or the Compensation Committee for the applicable year.

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENTS ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2014 Plan and 2014 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 23, 2014 (File No. 333-196978) and March 26, 2015 (File No. 333-203014). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1(3)	Form of Common Stock Certificate of the Registrant.

4.2(4)	Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders, dated April 25, 2014.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Crowe Horwath LLP, an Independent Registered Public Accounting Firm.

23.3	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(5)	Kite Pharma, Inc. 2014 Equity Incentive Plan and Form of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder.

99.2(6)	Kite Pharma, Inc. 2014 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36508), originally filed with the Commission on August 14, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36508), originally filed with the Commission on August 14, 2014, and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196081), originally filed with the Commission on June 11, 2014, as amended, and incorporated herein by reference.
(4)	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196081), originally filed with the Commission on June 11, 2014, as amended, and incorporated herein by reference.
(5)	Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196081), originally filed with the Commission on June 11, 2014, as amended, and incorporated herein by reference.
(6)	Previously filed as Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-196978), originally filed with the Commission on June 23, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on February 29, 2016.

KITE PHARMA, INC.

By:	/s/ Arie Belldegrun
Arie Belldegrun, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arie Belldegrun and Cynthia Butitta, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Arie Belldegrun	President, Chief Executive Officer and Chairman of the Board of Directors	February 29, 2016
Arie Belldegrun, M.D.	(Principal Executive Officer)

/s/ Cynthia M. Butitta	Chief Operating Officer and Chief Financial Officer	February 29, 2016
Cynthia M. Butitta	(Principal Financial and Accounting Officer)

/s/ David Bonderman	Member of the Board of Directors	February 29, 2016
David Bonderman

/s/ Farah Champsi	Member of the Board of Directors	February 29, 2016
Farah Champsi

/s/ Roy Doumani	Member of the Board of Directors	February 29, 2016
Roy Doumani

/s/ Joshua A. Kazam	Member of the Board of Directors	February 29, 2016
Joshua A. Kazam

/s/ Ran Nussbaum	Member of the Board of Directors	February 29, 2016
Ran Nussbaum

/s/ Steven B. Ruchefsky	Member of the Board of Directors	February 29, 2016
Steven B. Ruchefsky

/s/ Jonathan M. Peacock	Member of the Board of Directors	February 29, 2016
Jonathan M. Peacock

/s/ Franz B. Humer	Member of the Board of Directors	February 29, 2016
Franz B. Humer

EXHIBIT INDEX

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(2)	Amended and Restated Bylaws of the Registrant.

4.1(3)	Form of Common Stock Certificate of the Registrant.

4.2(4)	Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders, dated April 25, 2014.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Crowe Horwath LLP, an Independent Registered Public Accounting Firm.

23.3	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(5)	Kite Pharma, Inc. 2014 Equity Incentive Plan and Form of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder.

99.2(6)	Kite Pharma, Inc. 2014 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36508), originally filed with the Commission on August 14, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36508), originally filed with the Commission on August 14, 2014, and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196081), originally filed with the Commission on June 11, 2014, as amended, and incorporated herein by reference.
(4)	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196081), originally filed with the Commission on June 11, 2014, as amended, and incorporated herein by reference.
(5)	Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196081), originally filed with the Commission on June 11, 2014, as amended, and incorporated herein by reference.
(6)	Previously filed as Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-196978), originally filed with the Commission on June 23, 2014, and incorporated herein by reference.